UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2023

Welltower Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 247-2800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value per share	WELL	New York Stock Exchange
Guarantee of 4.800% Notes due 2028 issued by Welltower OP LLC	WELL/28	New York Stock Exchange
Guarantee of 4.500% Notes due 2034 issued by Welltower OP LLC	WELL/34	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 28, 2023, Ayesha Menon, Executive Vice President, Wellness Housing and Development of Welltower Inc. (the “Company”), resigned her position as an officer of the Company. Ms. Menon will remain an employee of the Company for a transition period ending on February 29, 2024.

In connection with Ms. Menon’s resignation, the Company has entered into an agreement regarding the terms of her transition. During her transition period ending February 29, 2024, she will continue to receive her current compensation. Following the end of her employment, Ms. Menon will receive the following benefits. She will continue to receive her base salary for a period of fourteen months. Her service-based stock awards will become fully vested. She will receive a pro-rated payout of her performance-based stock awards under the 2021-2023 Long-Term Incentive Program, the 2022-2024 Long-Term Incentive Program and the 2023-2025 Long-Term Incentive Program, in each case based on performance through December 31, 2023. However, Ms. Menon’s equity awards granted in 2023 under the Company’s Outperformance Program and the special performance option granted in 2021 will be cancelled without any payment. Ms. Menon will receive a payment of $118,000 to assist her in paying for benefits (including group health care coverage and retirement benefits) following the end of her employment. Since Ms. Menon will have been employed for all of the Company’s 2023 fiscal year, she will receive an amount in lieu of her 2023 incentive cash bonus based on her performance during 2023. The agreement also includes a customary release by Ms. Menon of claims against the Company and its affiliates and a separate release of claims relating to the receipt of the additional benefits under the Company’s Long-Term Incentive Programs described above. Ms. Menon will also be obligated to comply with various restrictive covenants, including a non-compete, non-solicit, non-disparagement and protection of the Company’s confidential information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLTOWER INC.

By:	/s/ MATTHEW MCQUEEN
Name:	Matthew McQueen
Title:	Executive Vice President - General Counsel &Corporate Secretary

Date: December 28, 2023